Exhibit 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE
SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR
SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS
EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH
SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION
WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: December 11, 2007	$5,500,000

SENIOR SECURED TERM PROMISSORY NOTE
DUE DECEMBER 11, 2010

       THIS NOTE is the duly authorized and issued Senior Secured Term Promissory Note of Continental Fuels, Inc., a
Nevada corporation whose principal place of business is located at 9901 Interstate Highway 10 West, Suite 800, San Antonio, TX
78230 (the “Company”), designated as its Senior Secured Term Promissory Note, due on December 11, 2010 (this “Note”).

       FOR VALUE RECEIVED, the Company promises to pay to Sheridan Asset Management, LLC or its assigns (the
“Holder”), the principal sum of $5,500,000 (“Principal Amount”), together with accrued, unpaid interest thereon from time to time outstanding at the rates and on the dates hereinafter described. This Note is subject to the following additional provisions:

       Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a)
capitalized terms not otherwise defined herein have the meanings given to such terms in the Loan Agreement, and (b) the following terms shall have the following meanings:

         “Change of Control Transaction” means the occurrence after the date hereof, of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than UPDA or any of its Subsidiaries), (ii) a replacement at one time or within a three-year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

         “Collateral” shall have the meaning given to such term in the Security Agreement.

         “Controlled Account” means an account of a Loan Party maintained with a bank which has executed a deposit account control agreement with the Holder which satisfies the requirements of Section 9-104(a)(2) of the UCC with respect to such account as contemplated by Section 4(f) of the Security Agreement.

         “Default Interest” shall have the meaning set forth in section 3(d) to this Note.

         “EBITDA” means, for any period, Net Income for such period plus, to the extent deducted in determining such
Net Income, Interest Expense, taxes, depreciation, amortization and non-cash charges for such period.

         “Event of Default” shall have the meaning set forth in Section 7.

         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

         “Geer” shall mean Geer Tank Trucks, Inc., a Texas corporation.

         "Interest Expense", as applied to the Company and its Subsidiaries, means for any period, the amount of interest paid or due on indebtedness by the Company and its Subsidiaries for such period, determined in accordance with GAAP.

         “Junior Subordinated Obligations” shall have the meaning set forth in the Subordination Agreement.

         “Loan Agreement” means that certain Loan Agreement, dated as of December 11, 2007, by and among the
Company, the Holder, and the Guarantors party thereto, as amended, modified or supplemented from time to time in accordance with its terms.

         “Maturity Date” means December 11, 2010 or such earlier date as this Note is required to be repaid as provided in this Note or the Prepayment Date.

         "Net Income" means net income of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         “Original Issue Date” means the date of the first issuance of this Note regardless of the number of transfers of this
Note and regardless of the number of instruments which may be issued to evidence this Note. The Original Issue Date is sometimes referred to in this Note as the Closing Date.

         “Permitted Indebtedness” means (a) Junior Subordinated Obligations, and (b) indebtedness resulting from (i)
acquiring goods, supplies, or merchandise on normal trade credit; (ii) endorsing negotiable instruments received in the usual course of business; (iii) obtaining surety bonds in the usual course of business; or (iv) liabilities, lines of credit and leases in existence on the date of this Agreement disclosed in writing to the Holder or in the Company’s most recent financial statement; excluding the outstanding indebtedness to Inter National Bank.

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         “Permitted Liens” means (a) liens and security interests in favor of the Holder; (b) liens for taxes not yet due; (c)liens outstanding on the date of this Note disclosed in Schedule 2 attached hereto; (d) additional purchase money security interests in assets acquired after the date of this Note.

       Section 2. Loan Agreement.

         This Note is the Senior Secured Term Promissory Note referred to in, and is entitled to the benefits of, the Loan
Agreement. The Loan Agreement, among other things, provides for the making of a term loan (the “Term Loan”) by the Holder to the Company, in the U.S. Dollar amount set forth therein, the indebtedness of the Company resulting from such Term Loan being evidenced by this Note. All obligations under this Note are secured by the Transaction Documents and the Collateral and entitled to the benefits thereof.

       Section 3. Payment of Principal and Interest.

         a) Payment of Principal. The outstanding Principal Amount under the Loan and this Note shall be due and payable by the Company on the first Business Day of each calendar month (each a “Monthly Payment Date”), beginning on January
11, 2008, and on the Maturity Date, in the amounts set forth below:

           i. The first six Monthly Payment Dates commencing on January 1, 2008 and ending on June 1,
2008: $100,000 on each such Monthly Payment Date;

           ii. The next 30 Monthly Payment Dates commencing on July 1, 2008 and ending on December 1,
2010: $150,000 on each such Monthly Payment Date;

           iii. Maturity Date: $400,000.

         b) Interest Rate. The Company shall pay interest on the unpaid Principal Amount of the Loan, from the
Original Issue Date until such principal amount shall be paid in full, at the rate of 15% per annum. Interest shall be computed daily based on a year of 360 days and the actual days elapsed (including the first day but excluding the last day) in the period for which interest is payable and shall be payable monthly in arrears on each Monthly Payment Date beginning on January 1, 2008, and on the Maturity Date, in cash.

         (c) PIK Interest. In addition to the cash interest payable by the Company to the Holder as described above in Section 3(b), the Company shall pay to the Holder interest, at the rate of 5% per annum, on the principal amount outstanding from time to time hereunder (“PIK Amount”) on the Maturity Date. The interest hereunder will be computed daily on a year of 360 days and the actual days elapsed (including the first day but excluding the last day) in the period for which interest is payable. The PIK
Amount shall be payable on the Maturity Date, at the Holder’s option either, in (1) cash or (2) in-kind by delivery of such number of shares of the Company’s Common Stock determined by dividing (x) the PIK Amount accrued and unpaid in cash as of the Maturity
Date by (y) 85% of an amount equal to the closing price of the Company’s Common Stock on the Original Issue Date.

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       Section 4. Default Interest. If an Event of Default has occurred that results in the eventual acceleration of this Note, then default interest shall accrue on the unpaid principal amount of all Advances at a rate of 3% per annum from the occurrence of such Event of Default in addition to the interest rate otherwise payable pursuant to Section 3(b) of this Note (or such lower maximum amount of interest permitted to be charged under applicable law) (“Default Interest”).

         a) Optional Prepayment. So long as the cumulative amount of cash interest paid under this Note, including on the date of such prepayment (“Prepayment Date”), shall be not less than $1,250,000 (“Interest Threshold Amount”), exclusive of the accumulated PIK Amount, the Company shall have the right to prepay, in cash, all, but not less than all, of the amount outstanding under this Note, upon not less than ten (10) Business Days written notice to the Holder by paying to the Holder, in immediately available funds, an amount equal to 100% of the then outstanding Principal Amount thereof and all accrued and unpaid cash interest and other amounts, costs, expenses due in respect of this Note. If the Prepayment Date occurs prior to the last day of a calendar month, Holder shall receive a full month of interest as though such pre-payment were made on the last day of such month. Notwithstanding the foregoing, if the Company has not paid the Interest Threshold Amount, the Company may nonetheless prepay this Note by paying to the Holder the amount provided above, and in addition, by also paying the Holder the difference between the cash interest paid by the Company by the Prepayment Date and the Interest Threshold Amount. The PIK
Amount required to be paid by the Company upon prepayment of this Note shall be equal to the amount that would have been otherwise payable if the Loan was held until the Maturity Date in accordance with the terms set forth in Section 3(a) above and shall be payable on the Prepayment Date, at the Holder’s option, either in cash or in kind as provided in Section 3(c)
above.

       Section 5. Registration of Transfers and Exchanges.

         a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

         b) Reliance on Note Register. Prior to due presentment to the Company for transfer of this Note, the
Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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       Section 6. Negative Covenants. Other than pursuant to the terms of or as contemplated in any Transaction
Document, so long as any portion of this Note is outstanding, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

         a) enter into, create, incur, assume or suffer to exist any indebtedness or liens of any kind (other than,
Permitted Indebtedness and Permitted Liens) on or with respect to any of its property or assets now owned or hereafter acquired or any interest thereon or any income or profits therefrom regardless of whether such indebtedness or liens are senior to, pari passu with or subordinated to in any respect, the Company’s obligations under this Note;

         b) amend its certificate of incorporation, bylaws or its charter documents so as to adversely affect any rights of the Holder;

         c) repay, repurchase, redeem or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, or other equity securities other than such repayments, repurchases, offers, acquisitions, dividends or distributions from the Company’s wholly-owned Subsidiaries to the Company;

         d) engage in any transactions with any officer, director, employee or any affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by (other than any employment, compensation or indemnification agreements), providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of
$10,000;

         e) sell, transfer or otherwise dispose of any of its assets on terms where such assets may be leased to or re-acquired or acquired by the Company or any of its Subsidiaries;

         f) dispose, in a single transaction, or in a series of transactions all or a substantial part of its assets other than cash, cash equivalents, inventory and obsolete and worn out equipment, in each case in the ordinary course of business;

         g) issue to any Person (other than the Company or any of its Subsidiaries) more than $250,000, in the aggregate, (based on fair market value at the time of issuance) in Common Stock or securities exchangeable for, convertible into or exercisable for Common Stock;

         h) incur any expenditures, except in accordance with its schedule of required signatories for expenditures, a copy of which is forth on Schedule 1.

         i) (a) permit Timothy Brink to cease serving as Chief Executive Officer, or to otherwise cease to be the principal operating officer with final decision making authority for the Company; or (b) fail to submit to Holder notice and a present plan of repayment that is satisfactory to the Holder within sixty (60) days from the date Timothy Brink ceases to serve as Chief
Executive Officer, or to otherwise ceases to be the principal operating officer with final decision making authority for the Company if such occurrence is a result of death, disability or termination for cause;

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         j) create any subsidiary (other than Geer) without the prior consent of the Holder;

         k) consummate any merger or acquisition (other than Geer) except on terms satisfactory to Holder;

         l) conduct business in any entity other than the Company or its Subsidiaries; or

         m) transfer assets to a subsidiary that is not a Subsidiary.

       Section 7. Other Covenants. So long as any portion of this Note is outstanding, the Company will or cause its
Subsidiaries to comply with the following covenants:

       Section 8. Financial Reporting. The Company shall comply with the reporting requirements of the Exchange Act, shall timely file all annual, quarterly and other reports under the Exchange Act and shall provide such monthly financial reports or other information as the Holder shall reasonably request on reasonable notice

         a) Net Worth. As of the last day of each fiscal quarter of the Company, the Company’s and its Subsidiaries’
total consolidated assets as of such fiscal quarter end shall exceed the Company’s and its Subsidiaries’ total consolidated liabilities as of such fiscal quarter ends, in each case, determined in accordance with GAAP.

         b) EBITDA. As of the last day of each fiscal quarter of the Company, EBITDA of the Company and its
Subsidiaries on a consolidated basis for the fiscal quarter then ended shall not be less than $500,000.

         c) Cash Management. The Company shall cause all cash and cash equivalents of the Company to be promptly deposited to and maintained in one or more Controlled Accounts until such cash and cash equivalents are disbursed as permitted by the Loan Documents.

         d) Operating Reporting. The Company shall provide Holder with monthly operating activity reports for Geer and the Company, each of which shall be delivered to the Holder by no later than the 15th day of each calendar month, containing the following information for the prior calendar month and any other information the Holder may reasonably request from time to time:

           (i) for Geer: (i) the number of barrels sold of each of crude oil and condensate, (ii) major equipment inventory changes, (iii) major investments/divestments, (iv) new clients acquired, (v) status of any account 90 days past due and (vi) any material environmental issue affecting operating viability; and

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           (ii) for the Company: (i) daily deliveries and off-takes in barrels by supplier or purchaser and by product, (ii) leasehold or capital improvements to Brownsville facility, and (iii) any new contracts in development or executed.

       Section 7. Events of Default.

         a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

           (i) any default in the payment of (A) the principal of this Note, or (B) cash interest (including
Default Interest) on this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, is not cured, within two (2) Business Days;

           (ii) the Company, any of its Subsidiaries or any Guarantor shall fail to observe or perform any other covenant or agreement contained in this Note or any of the other Transaction Documents which failure is not cured, if subject to cure, within thirty (30) calendar days;

           (iii) a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents;

           (iv) any representation or warranty made herein, in any other Transaction Document, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder or any other holder of Notes shall be untrue or incorrect in any material respect as of the date when made or deemed made;

           (v) (i) the Company, any of its Subsidiaries or any Guarantor shall commence, or there shall be commenced against the Company, any such Subsidiary or any Guarantor, a case or other similar proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto which remain undismissed for a period of 60 days, or the Company, any Subsidiary or any Guarantor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, any Subsidiary thereof, or any Guarantor; (ii) the Company, any Subsidiary thereof, or any
Guarantor is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iii) the Company, any Subsidiary thereof, or any Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (iv) the Company, any Subsidiary thereof, or any Guarantor makes a general assignment for the benefit of creditors; or (v)
the Company, any Subsidiary or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vi) the Company, any Subsidiary thereof, or any Guarantor shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (vii) the Company, any Subsidiary thereof or any Guarantor shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (viii) any corporate or other action is taken by the Company, any Subsidiary thereof or any Guarantor for the purpose of effecting any of the foregoing;

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           (vi) the Company, any Subsidiary thereof, or any Guarantor shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long-term leasing or factoring arrangement of the Company in an amount exceeding $250,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

           (vii) the Company, any Subsidiary thereof, or any Guarantor shall have experienced a Material
Adverse Effect;

           (viii) the occurrence of any Change of Control Transaction; and

           (ix) the Company shall fail to provide a key man insurance policy, satisfactory to the Holder, for
Timothy Brink by March 30, 2008.

         b) Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

       Section 8. Miscellaneous.

         a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (914) 285-0071, Attn: Timothy Brink, or such other address or facsimile number as the Company may specify for such purposes by notice to be delivered in accordance with this
Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at 1025
Westchester Avenue, Suite 311, White Plains, NY 10604, facsimile number (914) 285-0071, Attn: Christopher J. Morrissey. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time) on a Business Day, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York
City time) on such date or if the date of such transmission is not a Business Day, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

8

         b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, accrued interest on, and other amounts payable under, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

         c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         d) Security Interest. This Note is a direct debt obligation of the Company, is guarantied by the Guarantors pursuant to the Guaranties and, pursuant to the Security Agreement, is secured by a perfected security interest in all of the assets of the Company and its Subsidiaries.

         e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the
Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9

         f) Waiver of a Breach. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note or any provisions under the Transaction Document. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note or any terms under the Revolving Note. Any waiver must be in writing.

         g) Waiver of Presentment. The Company hereby waives presentation, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the Holder shall operate as a waiver of such rights.

         h) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         i) Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Holder in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the
Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the
Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction
Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

         j) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

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         k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

         l) Seniority. As of the Closing Date, no indebtedness or other equity of the Company, other than the Loans pursuant to the Loan Agreement, is senior to, or pari passu with, this Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

[END OF PAGE]

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       IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

CONTINENTAL FUELS, INC.
By: __________________________________________
Name::
Title

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Schedule 1

Required Signatories for Expenditures

For the Company:

       i. Expenditures of up to $300,000 per day require prior written consent of Timothy Brink, Josh Crescenzi or David
Hinze.

       ii. Expenditures between $300,000 and $500,000 per day require prior written consent of either Timothy Brink or
Josh Crescenzi and David Hinze.

       iii. Expenditures of $500,000 and more per day require prior written consent of the Holder.

For Geer:

       i. Expenditures of up to $100,000 per day require prior written consent of Lori Geer Smith.

       ii. Expenditures of between $100,000 and $250,000 per day require prior written consent of both Lori Geer Smith and David Hinze; and.

       iii. Expenditures of $250,000 and more per day require prior written consent of the Holder.

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Schedule 2

Permitted Liens

       i. All liens disclosed to Holder pursuant to the lien search conducted in connection with the execution of the Loan
Agreement.

       ii. All liens otherwise publicly disclosed.

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